EXHIBIT 21

FERRO CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2016

Name of Active Subsidiary*	Jurisdiction of Organization

Electro-Science Laboratories, LLC	Ohio
ESFEL SA (19%)	Ecuador
Ferro China Holdings Inc	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	Delaware
Ferro Far East Ltd	Hong Kong
Ferro Enterprise Management Consulting (Shanghai) Co., Ltd.	Peoples Republic of China
PT Ferro Materials Utama (34%)	Indonesia
Ferro Finance Corporation	Ohio
Ferro Holdings, LLC	Ohio
Procesadora de Colores y Esmaltes Vitreos, S de RL de CV	Mexico
Ferro International Services Inc.	Delaware
Ferro Industrial Products Ltd	Canada
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Kerajet SA (19.99%)	Spain
Ferro International Holdings Inc.	Ohio
FHCI Limited	Ireland
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro FinCo Ireland Limited	Ireland
Ferro Argentina S.A.	Argentina
Ferro (Belgium) Sprl.	Belgium
Ferro Coatings Italy S.r.l.	Italy
Vetriceramici S.p.A.	Italy
Vetriglass S.r.l.	Italy
Vetriceramici de México, S. de R.L. de C.V.	Mexico
Vetriceramici Polska spółka z ograniczoną	Poland
odpowiedzialnością
Vetriceramici Seramik Mamülleri Hizmetleri Sanayi ve	Turkey
Ticaret Limited Şirketi
Ferro Corporation (Aust.) Pty. Ltd	Australia
Ferro Egypt for Glaze (S.A.E.)	Egypt
Ferro Far East Company SDN, BHD	Malaysia
FC France Acquisition Sarl	France
Ferro Couleurs France S.A.	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia	Indonesia
Ferro France S.a.r.l.	France
Ferro (Great Britain) Ltd	United Kingdom
Ferro India Private Limited	India
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Agmet Limited	United Kingdom

Cappelle Pigments NV	Belgium
Cappelle Pigments SAS	France
Cappelle Freres s.r.l.	Italy
Ferro (Holland) B.V.	The Netherlands
Ferro Investments B.V.	The Netherlands
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Japan K.K.	Japan
Ferro Taiwan Ltd	Republic of China
Ferro (Thailand) Co. Ltd.	Thailand
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro (Italia) SrL	Italy
Smaltochimica SpA (40%)	Italy
Ferer Diş Ticaret Ve Kimyasallar Anonim Şirketi	Turkey
Ferro Kaplama Malzemeleri Limited Sirketi	Turkey
Ferro Specialty Materials LLC	Russia
Ohio-Mississippi LLC	Ohio
Ferro Colores SA de C.V.	Mexico
Ferro Mexicana SA de C.V.	Mexico
Al Salomi for Frit and Glazes S.A.E.	Egypt
Suez Company for Minerals (15%)	Egypt
Ferro Spain Management Company, S.L.	Spain
Pinturas Benicarló, S.L.	Spain
Ferro Spain SA	Spain
Gardenia-Quimica SA (36%)	Spain
Ferro Luxembourg Holdings S.à.r.l.	Luxembourg
Ferro Irish Financing Limited	Ireland
Ferro Luxembourg Financing Company S.à.r.l.	Luxembourg
Ferro Performance Pigments Spain, S.L.U.	Spain
Haining Longshine Pigments Co., Ltd.	China
Nubiola Pigments (Shanghai) Co., Ltd.	China
Ivory Corporation S.A.	Luxemburg
Nubiola Colombia Pigmentos S.A.S.	Columbia
Nubiola Romania SRL	Romania
Nubiola India Private, Limited	India
Nubiola Bulgaria ODD	Bulgaria

Dormant Entities:

Cataphote Contracting Company	Ohio
The Ferro Enamel Supply Company	Ohio
Ferro Far East, Inc.	Ohio
Midland Coatings Limited	UK
Ferro Drynamels Limited	UK
Ferro Normandy Plastics Limited	UK
Ferro Colours (UK) Ltd.	UK

* Percentages in parentheses indicate Ferro Corporation's ownership.